SECURITIES AND EXCHANGE COMMISSION
	    Washington, DC  20549

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	           FORM 8-K
	        CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the
         Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)

	         June 19, 2002

	    Rexhall Industries, Inc.
   (Exact name of registrant as specified in charter)

      California          0-10067	      95-4135907

    (State or other	(Commission	   (IRS Employer
    jurisdiction of	File Number)	Identification No.)
    incorporation)

     46147 7th Street West, Lancaster California  93534
       (Address of principal executive offices)	(Zip Code)

  Registrant's telephone number, including area code:

	          (661) 726-0565
______________________________________________________________


Item 1.	Changes in Control of Registrant.

   Not applicable.

Item 2.	Acquisition or Disposition of Assets.

   None.

Item 3.	Bankruptcy or Receivership.

   Not applicable.

Item 4.	Changes in Registrant's Certifying Accountant.

   Not applicable.

Item 5.	Other Events.

The Board of directors declared a stock split to shareholders of record July 1, 2002, payable on or before July 19, 2002, by issuance of one share for each share outstanding prior to the split.

Item 6.	Resignations of Registrant's Directors.

   Not applicable.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

   Not applicable.

Item 8. Change in Fiscal Year

   Not applicable.

Item 9. Regulation FD Disclosure.

   Not applicable.


EXHIBITS

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
				       Rexhall Industries, Inc.
     				            Registrant)

Date: June 19, 2002                    By: J. Michael Bourne
			                   Executive Vice President
			                   Chief Operating Officer